UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
February 11, 2026
Date of Report (Date of earliest event reported)

CBIZ, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5959 Rockside Woods, Blvd. N. Suite 600
Independence, Ohio 44131
(Address of principal executive offices, including zip code)
216-447-9000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange On which registered
Common Stock, $0.01 Par Value	CBZ	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On February 11, 2026, the Board of Directors (the “Board”) of CBIZ, Inc. (the “Company”) authorized the continuation of the Company’s Share Repurchase Program, which has been authorized annually for more than twenty years. Pursuant to the Board’s authorization, the number of shares of common stock available to be purchased by the Company is 5 million shares, and the Share Repurchase Program expires March 31, 2027. The Share Repurchase Program supersedes and replaces the repurchase program authorized by the Board on February 11, 2025.

The Share Repurchase Program allows the Company to purchase shares of its common stock from time to time (i) in the open market, (ii) in privately negotiated transactions, or (iii) under Rule 10b5-1 trading plans. Open market purchases may be structured to occur in accordance with the requirements of Rule 10b-18 of the Securities Exchange Act of 1934, as amended. Privately negotiated transactions may include purchases from employees, officers and directors, in accordance with SEC rules. Privately negotiated transactions may also include purchases from former partners of Marcum LLP pursuant to the Company’s right, but not obligation, to repurchase any shares issued to such former partners as consideration for the Company’s acquisition, in the event that the former partner intends to sell the shares in a market transaction in the four years following closing. The Company may also, from time to time, enter into Rule 10b5-1 trading plans to facilitate repurchases of its shares under this authorization, which will allow for repurchases during periods when the Company would not normally be active in the trading market due to regulatory restrictions. The Share Repurchase Program does not obligate the Company to acquire any specific number of shares and may be suspended at any time. Any repurchases would only be made to the extent permitted under the Company’s current or any future credit facility.

The Company anticipates that it will obtain all of the funds necessary to purchase shares under the Share Repurchase Program, and to pay related fees and expenses, from operating cash flow and by borrowing under its credit facility.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2026

CBIZ, Inc.

By:	/s/ Jaileah X. Huddleston
Name:	Jaileah X. Huddleston
Title:	Senior Vice President, Chief Legal Officer, and Corporate Secretary